Exhibit 10.2

OPERATING AGREEMENT
OF
OPTICAL FLOW, LLC,
a Nevada limited liability company

This Operating Agreement (the “Agreement”) of Optical Flow, LLC, a Nevada limited liability company (the “Company”), effective as of August 1, 2018 (the “Effective Date”), is entered into by and between HawkEye Systems, Inc., a Nevada corporation (“Hawkeye”) and InSight Engineering LLC, a Delaware limited liability company (“Insight”). Hawkeye and Insight shall each be referred to herein as a “Member” and collectively, the “Members”).

RECITALS

A. The Articles of Organization of the Company were filed with the office of the Secretary of State of Nevada on July __, 2018 in accordance with and pursuant to the Nevada Revised Uniform Limited Liability Company Act (the “Act”).

B. The Members previously entered into that certain Joint Venture Agreement, dated as of May 21, 2018 to form a joint venture partnership (the “JV Agreement”).

C. The Members desire to amend, restate and supersede in its entirety the JV Agreement pursuant to this Agreement to establish their respective rights and responsibilities in relation to the Company on the terms and conditions set forth herein.

ARTICLE 1
THE COMPANY

1.1. General.  The Company shall be governed by the Act, except as specifically set forth in this Agreement.  The Board of Managers shall cause to be filed any documents required by law for the operation of the Company in all jurisdictions in which the Company shall conduct business.

1.2. Name.  The business of the Company shall be conducted under the name “Optical Flow, LLC” or such other name as the Board of Managers shall hereafter designate.

1.3. Purpose.  The purpose and business of the Company shall be to develop, market, distribute and sell a body camera system and related products and to engage in such other activities as may be appurtenant or incidental thereto.  In connection with the foregoing, the Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

1.4. Principal Office.  The principal place of business of the Company shall be in Los Angeles, California, or such other place as the Board of Managers shall designate.  The Company may have such other office or offices as the Board of Managers may from time to time appoint or the business of the Company may require.

1.5. Qualification Under Other Names and in Other Jurisdictions. The Board of Managers shall cause the Company to be qualified, formed or registered under its own name or under assumed or fictitious names, as applicable, according to (and as required by) statutes or similar laws in any jurisdiction in which the Company transacts business.

1.6.

Exhibit 10.2

Term.  The Company shall continue in existence until the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

ARTICLE 2
THE MEMBERS

2.1. Liability for Debts of the Company.  No Member shall be personally liable for any debts, liabilities or obligations of the Company, whether to the Company or to the creditors of the Company, beyond the amount contributed by such Member to the capital of the Company, such Member’s share of the accumulated but undistributed profits of the Company, if any, and the amount of any distribution (including the return of any capital contribution) made to such Member required to be returned to the Company pursuant to the Act.

2.2. Confidentiality.  All books, records, financial statements, tax returns, budgets, data, business plans and projections of the Company, all other information concerning the business, affairs and properties of the Company and all of the terms and provisions of this Agreement and that certain Exclusive License Agreement dated as of the date hereof, by and between the Company and Insight (collectively, the “Confidential Information”) shall be held in confidence by the Managers and the Members and their respective affiliates, subject to any obligation to comply with (a) any applicable law including any applicable securities laws or stock exchange rules, (b) any rule or regulation of any legal authority or (c) any subpoena or other legal process to make information available to the persons entitled thereto. No Member or Manager shall (i) disclose any Confidential Information, or (ii) use or otherwise exploit any Confidential Information for any purpose other than in connection with the Company’s business without the prior written consent of the Board of Managers.  Notwithstanding the foregoing, to the extent Hawkeye is required to disclose Confidential Information pursuant to Sections 2.2(a) or (b), Hawkeye agrees to provide Insight and its counsel, with a copy of such disclosure in substantially the form such disclosure will be filed with the Securities and Exchange Commission (“SEC”) or other applicable regulatory authority, as soon as practicable (but in no event less than 24 hours) prior to the time such disclosure is filed with the SEC or other regulatory authority.  Hawkeye shall communicate and cooperate with Insight and its representatives about the nature and extent of the disclosure of Confidential Information, that appears in each disclosure, and consider in good faith any changes to such disclosure proposed by Insight, with the understanding and intent that such disclosure will be limited to the disclosure which is required (in the reasonable opinion of securities counsel for Hawkeye, made after consultation with counsel for Insight) by law. In furtherance of the foregoing, Hawkeye shall use diligent efforts to accept any changes to such disclosure proposed by Insight that addresses a legitimate business concern of Insight’s and which still enables Hawkeye to comply with applicable law.

2.3. Outside Interests.  Subject to the confidentiality provisions of Section 2.2, each Member (including the Managers) may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature and description, and neither the Company nor any other Member shall have any right in or to any such activities or the proceeds, income or profits derived therefrom.

2.4. Waiver of Certain Fiduciary Duties.  To the fullest extent permitted by law, no Member or Manager shall be required to devote his, her or its full-time business attention to the business of the Company, and no Member or Manager shall have any fiduciary duties to the Company or to any other Member relating to those business ventures that it is permitted to engage in pursuant to Section 2.3, above.  To the extent that any Member has any liabilities or duties at law or in equity, including fiduciary duties or other standards of care, more expansive than those set forth in this Section 2.4, such liabilities and duties are hereby modified to the extent permitted under the Act to those set forth in this Section 2.4.  The Members acknowledge and agree that the provisions of this Section 2.4 modify the fiduciary duties of the

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Members and the Managers under the Act.  The Members hereby acknowledge and agree that by executing and delivering this Agreement, that each such Member expressly agrees to such modifications.

ARTICLE 3
MANAGEMENT

3.1. Board of Managers.  A Board of Managers shall be established to manage the business and affairs of the Company in accordance with the following terms.  The Board of Managers shall initially consist of two (2) managers (the “Managers”), one manager appointed by Insight (the “Insight Designee”) who shall initially be Lucas Foster, and one manager appointed by Hawkeye (the “Hawkeye Designee”) who shall initially be Corby Marshall, and each of whom shall be a natural person. The number of Managers may be adjusted from time to time solely by resolution of the Board of Managers. No reduction of the authorized number of Managers shall have the effect of removing any Manager before that Manager’s term of office expires. Each Manager shall hold office from the time of his or her appointment until his or her resignation or removal. Any Manager may resign at any time upon written notice to the Company. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

3.2. Meetings; Quorum; Deadlock; Written Consent. Meetings of the Board of Managers may be called at any time by any one Manager.  All meetings shall be held upon five business days’ notice by mail or two business days’ notice delivered personally or by telephone, email or facsimile (or upon such shorter notice period if necessary under the circumstances and if ratified by the Board of Managers).  Each notice shall specify the purpose of the meeting.  Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager.  All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting.  Any action taken by the Board of Managers without proper notice, or proper waiver of notice, shall be void.  Meetings of the Board of Managers may be held at any place which has been designated in the notice of the meeting or at such place as may be approved by the Board of Managers.  Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another for the entire discussion of the matters to be voted upon.  Participation in a meeting in the manner set forth in the preceding sentence constitutes presence in person at such meeting.  The presence of at least a majority of Managers at a duly noticed meeting of the Managers shall constitute a quorum and shall be required for the Managers to conduct business at such meeting.  Unless a higher threshold is provided by law or otherwise provided by this Agreement, the affirmative vote of a majority of the Managers present at a duly noticed meeting at which a quorum is present shall be the act of the Board of Managers. Each Manager shall have one vote.  For so long as Corby Marshall serves as the Hawkeye Designee, in the event that there is an equal number of votes for and against any matter to be decided by the Board of Managers and the Board of Managers have met to discuss the matter on at least three (3) separate occasions in an effort to resolve the deadlock in good faith (such matter, a “Deadlocked Matter”), then the Managers shall appoint an independent third party for the purpose of resolving the deadlock (the “Deadlock Appointee”). The Board of Managers will deliver all relevant information concerning the Deadlocked Matter to the Deadlock Appointee within 72 hours of such appointment at which time, the Deadlock Appointee will vote on the Deadlocked Matter.  The Board of Managers shall thereafter vote on the Deadlocked Matter in accordance with the Deadlock Appointee’s vote. In the event that Corby Marshall no longer serves as the Hawkeye Designee, in the event of any Deadlocked Matter, Lucas Foster shall have two (2) votes. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting if all of the members of the Board of Managers consent thereto in writing.

3.3.

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Authority of Board of Managers.  Subject to Section 3.4, the Board of Managers shall have general supervision, direction, and control of the business of the Company, and shall have the general powers and duties of management typically vested in the office of the board of directors of a corporation, including, but not limited to, the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of the Company; to lend or borrow money and to issue evidences of indebtedness; to bring and defend actions in law or at equity; to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of the Company property.

3.4. Limitations on Authority of the Board of Managers.  Anything in this Agreement to the contrary notwithstanding, the Board of Mangers shall not, without the written consent of the Members holding a majority of the outstanding Units, engage in any of the following matters:

3.4.1 The incurrence of debt over $100,000 not in the ordinary course of business;

3.4.2 The sale of all or substantially all of the Company’s assets;

3.4.3 The incurrence of any contractual obligation or the making of any capital expenditure with a total cost of more than $100,000, not in the ordinary course of business; and

3.4.4 The admission of additional members.

The Board of Managers shall not, without the written consent of all of the Members, take or perform any action, directly or indirectly, that would subject any Member to personal liability in any jurisdiction.

3.5. Initial Budget. The Board of Managers has reviewed and approved an initial budget and business plan (the “Initial Budget”) attached hereto as Exhibit B which is applicable to the twelve-month period ended June 30, 2019.  The Company shall prepare and submit to the Board of Managers for approval a proposed budget with detailed expenditures, operating expenses and projected revenues for each year thereafter.

ARTICLE 4
OFFICERS

4.1. Officers.  The Board of Managers may, but shall have no obligation to, elect one or more officers (the “Officers”) to supervise operations of the Company on a day-to-day basis.  The Board of Managers shall determine the powers and duties of such Officers and the other relevant terms and conditions regarding such offices.  Any number of offices may be held by the same person.  Each Officer shall have such duties, functions and responsibilities as may be approved by the Board of Managers and will operate the Company’s business under the general supervision and direction of the Board of Managers.  Any action taken by an Officer of the Company or by a Manager of the Company pursuant to authorization of the Board of Managers shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on authority of such Officers and Managers set forth in the authorization of the Board of Managers.

4.2. Removal, Resignation, and Filling of Vacancy of Officers.  Any Officer may be removed, either with or without cause, by the Board of Managers at any time, subject to the terms of the employment agreement of such Officer, if applicable.  Any Officer may resign at any time by giving written notice to the Board of Managers.  Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the

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Exhibit 10.2

rights, if any, of the Company, including, without limitation, under any contract or other arrangement to which such Officer is a party.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

ARTICLE 5
CAPITAL; DISTRIBUTIONS; BOOKS AND RECORDS

5.1. Initial Percentage Interest.  Each Members’ ownership interests in the Company shall be represented by units (“Units”). The number of Units that each Member holds in the Company is set forth on Exhibit A.  The Board of Managers shall have the authority to amend Exhibit A from time to time as necessary to reflect any increases or reductions in the number of Units held by each Member and their Percentage Interest in the Company in accordance with this Agreement.  For purposes of this Agreement, “Percentage Interest” with respect to each Member as of any time of determination, means a fraction, expressed as a percentage, the numerator of which is the number of Units held by such Member, and the denominator of which is the aggregate number of Units held by all Members.

5.2. Capital Contributions.  As of the Effective Date, Hawkeye has made a capital contribution of $150,000 to the Company.  Hawkeye agrees to contribute an additional amount of capital equal to $1,850,000 in accordance with the following capital commitment schedule: (i) an additional $200,000 (the “First Commitment”) on or before October 15, 2018 (the “First Funding Date”), (ii) an additional $350,000 (the “Second Commitment”) on or before November 30, 2018 (the “Second Funding Date”), (iii) an additional $300,000 (the “Third Commitment”) on or before January 30, 2019 (the “Third Funding Date”), (iv) an additional $500,000 (the “Fourth Commitment”) on or before April 1, 2019 (the “Fourth Funding Date”), and (v) an additional $500,000 (the “Final Commitment,” and collectively with the First Commitment, Second Commitment, Third Commitment and Fourth Commitment, the “Funding Commitments” and each, a “Funding Commitment”) on or before June 15, 2019 (the “Last Funding Date,” and collectively with the First Funding Date, the Second Funding Date, the Third Funding Date and the Fourth Funding Date, the “Funding Dates” and each, a “Funding Date”).

5.2.1 The Units held by Hawkeye as set forth on Exhibit A (the “Hawkeye Units”) shall be subject to the following vesting schedule: (i) 7.5% of the Hawkeye Units are vested as of the Effective Date; (ii) 10% of the Hawkeye Units shall vest on the date that the First Commitment is contributed to the Company provided that the First Commitment is contributed on or prior to the First Funding Date, (iii) 17.5% of the Hawkeye Units shall vest on the date that the Second Commitment is contributed to the Company provided that the Second Commitment is contributed on or prior to the Second Funding Date, (iv) 15% of the Hawkeye Units shall vest on the date that the Third Commitment is contributed to the Company provided that the Third Commitment is contributed on or prior to the Third Funding Date, (v) 25% of the Hawkeye Units shall vest on the date that the Fourth Commitment is contributed to the Company provided that the Fourth Commitment is contributed on or prior to the Fourth Funding Date; and (vi) 25% of the Hawkeye Units shall vest on the date that the Final Commitment is contributed to the Company provided that the Final Commitment is contributed on or prior to the Last Funding Date.

5.2.2 Any unvested Hawkeye Units that fail to vest in accordance with Section 5.2.1(a) above due to Hawkeye’s failure to fund the applicable Funding Commitment on or prior to the applicable Funding Date, shall be immediately and automatically forfeited as of the applicable Funding Date, unless such forfeiture is waived by the Insight Designee in writing on or before the applicable Funding Date.  Upon the forfeiture of any unvested Hawkeye Units in accordance with this Section 5.2.1, such unvested Units shall be canceled, and Hawkeye shall no longer have any rights, economic or otherwise, as a holder of such Units.

5.2.3

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Exhibit 10.2

Except as otherwise required by law or pursuant to this Section 5.2, no Member shall be required to make any capital contributions to the Company without the prior consent of such Member and the Board of Managers.

5.3. Capital Accounts.  A capital account shall be maintained by the Company for each Member in accordance with Treasury Regulation §1.704-1(b)(2)(iv), adjusted as permitted by Treasury Regulation Section 1.704-(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and Treasury Regulation Section 1.704-1(b)(4).

5.4. Distributions.  All distributions of cash or other property from the Company to the Members shall be made to the Members as follows:

5.4.1 First, the Company shall make a mandatory “tax distribution” in accordance with Section 5.4.4 below;

5.4.2 Second, to and among the Members that have made Capital Contributions in cash, pro rata in accordance with their respective Percentage Interests of such Members, until such time that such Members are repaid all cash Capital Contributions made thereby; and

5.4.3 Thereafter, to and among the Members, pro rata in accordance with their respective Percentage Interests.

5.4.4 Notwithstanding any portion of Sections 5.4.1 -5.4.3 to the contrary, for each taxable year of the Company, to the extent cash is available for distribution, the Board of Managers shall cause the Company to distribute to the Members, pro rata in accordance with their respective Percentage Interests, a cash distribution in an amount equal to each Member’s presumed tax liability with respect to their allocable share of the income of the Company computed by multiplying the then current maximum combined federal and applicable state corporate income tax rate by the taxable income of the Company allocable to such Member for such tax year.  To the extent practicable and appropriate, this “tax distribution,” if any, shall be payable in quarterly installments coinciding with the Members’ estimated federal and state tax payment obligations. All amounts payable under this Section 5.4.4 shall be determined by the Board of Managers in its discretion. All amounts payable under this Section 5.4.4 shall be treated as advances on distributions payable to the Members under Section 5.4.3.

Except for distributions required pursuant to Section 5.4.1, all distributions of cash and other property shall be made at such time or times, and in such amounts, as the Board of Managers deems appropriate, and subject to any reserve which the Board of Managers in its discretion may retain.   The Board of Managers shall have the absolute discretion to determine the amount of cash to be withheld from distribution as a reserve for contingencies and anticipated obligations of the Company.  Anything to the contrary herein notwithstanding, no distribution pursuant to this Agreement shall be made if such distribution would result in a violation of the Act.

5.5. Company Funds.  The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or noninterest-bearing investments, as shall be designated by the Board of Managers.  All withdrawals from any such bank accounts shall be made by the Board of Managers or a designated Officer or agent of the Company, provided, that any withdrawals in excess of $5,000 shall require the approval of the Board of Managers.  Company funds shall be separately identifiable from and not commingled with those of any other person or entity.

5.6. Books and Records; Partnership Representative.  There shall be maintained and kept at all times during the continuation of the Company proper and usual books of account which shall

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accurately reflect the condition of the Company and shall account for all matters concerning the management thereof; and which books shall be maintained and kept at the principal office of the Company or at such other place or places as the Board of Managers may from time to time determine.  The Company’s books and records shall be maintained on the basis selected by the Board of Managers.  The fiscal year of the Company shall end on June 30, 2018. Insight will be the “partnership representative” within the meaning of Section 6223(a) of the Internal Revenue Code of 1986, as amended.

5.7. Tax Status. It is the intent of the Company and the Members that the Company be treated as a partnership for all federal, state and local tax purposes, and neither the Company nor the Members shall take any action or make any election which is inconsistent with such tax treatment.  All provisions of this Agreement are to be construed so as to preserve the Company’s tax status as a partnership.

5.8. Allocations.  Net income or net loss, as the case may be, and to the extent necessary, each item of income, gain, loss and deduction entering into the computation thereof, for each fiscal year (or any other period that the Board of Managers deems appropriate) shall be allocated to the Members in a manner such that the capital account of each Member, after giving effect to the allocations set forth in Section 5.9, is, as nearly as possible, equal (proportionately) to (a) the distributions that would be made if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their gross asset value (except that any Company asset that is realized in such fiscal year shall be treated as if sold for an amount of cash equal to the sum of any net cash proceeds and the value of any property actually received by the Company in connection with such disposition), all Company liabilities were satisfied (limited with respect to each non-recourse liability to the gross asset value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 5.5 to the Members immediately after making such allocation minus (b) such Member’s share of partnership minimum gain (within the meaning of section 1.704-2(d) of the Treasury Regulations) and partner nonrecourse debt minimum gain (within the meaning of section 1.704-2(i)(2) of the Treasury Regulations).

5.9. Other Allocation Provisions.

5.9.1 The rules of Treasury Regulations sections 1.704-1(b) and 1.704-2 shall apply to the allocation of net income, net loss and items thereof and the maintenance of the Members’ capital accounts.

5.9.2 If the Company is required to pay any amount of taxes (including withholding taxes) with respect to any of its income, such amount shall be allocated to the Members in the same manner as the income subject to such taxes is allocated, provided, however, that, to the extent that such amount is payable with respect to income allocable to some (but not all) of the Members (the “Taxable Members”), the Board of Managers shall (i) allocate such amount to the Taxable Members, and (ii) cause a distribution to be made to all Members other than the Taxable Members in a manner which takes into account the fact that their respective allocable shares of income are not subject to the same taxes.

5.9.3 Where any provision depends on the balance of a capital account of any Member, such capital account shall be determined after the operation of all preceding provisions for the year.  These allocations shall be made consistent with the requirements of section 1.704-2(j) of the Treasury Regulations.

ARTICLE 6

LIABILITY, EXCULPATION AND INDEMNIFICATION

6.1. Limitation of Liability. Neither the Members, Managers, nor any of their respective affiliates, or any officers, agents, consultants, authorized persons or employees thereof or of

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the Company (collectively, “Covered Persons”), shall have any liability under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company, in each case except to the extent required by the Act.

6.2. Exculpation and Indemnification. A Covered Person shall not be liable or accountable in damages or otherwise to the Company or any other Covered Person for any act or omission done or omitted by him in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement, any employment agreement or any other agreement contemplated herein on the part of the Covered Person.  The Company shall, to the fullest extent permitted by applicable law, indemnify each Covered Person against any loss, damage, judgment or claim incurred by or asserted against the Covered Person (including reasonable attorneys’ fees incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with the Company, unless such act or omission constitutes gross negligence, willful misconduct or a breach of this Agreement (other than a breach by Hawkeye of its funding obligations set forth in Section 5.2), any employment agreement or any other agreement contemplated herein on the part of the Covered Person; provided, however, that any indemnity under this Article 6 shall be provided out of and to the extent of Company assets only, and the Members shall not have any personal liability on account thereof.  This Agreement will not create or impose any fiduciary duty to the Company on the Members or the Managers.

6.3. Expenses. The Board of Managers may authorize, in its sole discretion and to the fullest extent permitted by applicable law, the advance by the Company from time to time of expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Article 6.

6.4. Corporate Opportunities. The Members acknowledge that each of them and their respective affiliates may own and manage other businesses, including businesses that may be competitive with the Company.  The Members shall not in any way be prohibited or restricted from engaging or investing in any business opportunity of any type or description and no Member nor its affiliates shall be obligated to present any business opportunity to the Company.

ARTICLE 7

TRANSFER OF INTERESTS

7.1. General.  Except as expressly permitted by this Article 7, no Member may directly or indirectly sell, gift, assign, pledge, hypothecate or otherwise transfer (each, a “Transfer”) any portion of its Units without the consent of the other Member unless such Member first complies with the remaining provisions of this Article 7, including, without limitation, Sections 7.2 through 7.4 hereof.

7.2. Permitted Transfers.  Notwithstanding anything to the contrary contained in this Article 7, a Member may Transfer all or any portion of its Units, without the consent of the Company or any other Member, to a wholly-owned affiliate of such Member that assumes such Member’s obligations pursuant to an instrument in form and substance reasonably satisfactory to the other Members (a “Permitted Transfer”).

7.3. Right of First Refusal.  Each Member (the “Non-Offering Member”) shall have a right of first refusal if the other Member (the “Offering Member”) receives an offer from a third party to purchase all or any portion of such Offering Member’s Units (the “Offered Units”).  Each time the Offering Member receives an offer for any of its Units, the Offering Member shall first make an offering of the

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Offered Units to the Non-Offering Member, in accordance with Sections 7.3.1 - 7.3.3 below, prior to Transferring such Offered Units to the third party (other than in connection with a Permitted Transfer).

7.3.1 The Offering Member shall, within five (5) business days of receipt of the offer from the third party, give written notice (the “Offering Member Notice”) to the Company and the Non-Offering Member stating that it has received a bona fide offer from a third party and specifying: (A) the number of Offered Units to be sold by the Offering Member; (B) the name of the third party who has offered to purchase such Offered Units; (C) the per Unit purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (D) the proposed date, time and location of the closing of the Transfer, which shall be not be less than sixty (60) days from the date of the Offering Member Notice.

7.3.2 Upon receipt of the Offering Member Notice, the Non-Offering Member shall have ten (10) business days (the “ROFR Notice Period”) to elect to purchase all (but not less than all) of the Offered Units by delivering a written notice (a “ROFR Offer Notice”) to the Offering Member and the Company stating that the Non-Offering Member offers to purchase such Offered Units on the terms specified in the Offering Member Notice.

7.3.3 If the Non-Offering Member fails to deliver a ROFR Offer Notice in accordance with clause (ii) above, the Offering Member may, during the sixty (60)-day period immediately following expiration of the ROFR Notice Period (which period may be extended for a reasonable time to the extent reasonably necessary to obtain any government approvals) (the “Waived ROFR Transfer Period”), and, subject to Section 7.4, Transfer all of the Offered Units to the third party on terms and conditions no more favorable to the third party than those set forth in the Offering Member Notice.  If the Offering Member does not Transfer the Offered Units within such period, or if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the Offered Units shall not be Transferred to the third party unless the Offering Member sends a new Offering Member Notice in accordance with this Section 7.3.

7.4. Tag-Along Rights.  Subject to Section 7.3, if a Member (the “Transferring Member”) desires to Transfer to a third party any Units (other than in connection with a Permitted Transfer), then the Transferring Member shall afford the other Member (the “Tag-Along Member”) the right to participate in such Transfer, in accordance with Sections 7.4.1 – 7.4.4 below, on the same terms and conditions and in the same proportion as the Transferring Member.

7.4.1 The Transferring Member shall provide the Tag-Along Member with written notice (the “Tag-Along Sale Notice”) not more than sixty (60) days nor less than twenty (20) days prior to the proposed date of the sale (the “Tag-Along Sale Date”).  Each Tag-Along Sale Notice shall set forth: (A) the number and type of Units proposed to be transferred or sold; (B) the per Unit amount of consideration to be paid and the terms and conditions of payment offered by the third party; (C) the aggregate number of Units held of record; (D) the identity of the third party and confirmation that the third party has been informed of the rights provided for in this paragraph (d) and has agreed to purchase the Units in accordance with the terms hereof; and (E) the Tag-Along Sale Date.

7.4.2 If the Tag-Along Member wishes to participate in the Tag-Along Sale, the Tag-Along Member shall provide written notice (the “Tag-Along Notice”) to the Transferring Member within fourteen (14) days following the receipt of the Tag-Along Sale Notice.

7.4.3

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If a Tag-Along Notice is not received by the Transferring Member within the fourteen (14)-day period specified above, the Transferring Member shall have the right to Transfer the number of Units specified in the Tag-Along Notice to the third party without any participation by the Tag-Along Member for a per-Unit consideration which is not more than the per-Unit consideration set forth in the Tag-Along Notice, and otherwise on terms and conditions which are no more favorable in any material respect to the Transferring Member than as stated in the Tag-Along Notice, and only if such Tag-Along Sale occurs on a date within one hundred twenty (120) business days of the Tag-Along Sale Date.  If such Tag-Along Sale does not occur within such one hundred twenty (120)-day period, the Units that were to be the subject of such Tag-Along Sale shall continue to be subject to all of the provisions of this paragraph (d).

7.4.4 The Tag-Along Member participating in a Tag-Along Sale shall not be required to make any representations and warranties other than representations as to its due authorization, due execution, enforceability, lack of conflicts or encumbrances, title to its Units and investment qualifications; provided, further, that the liability for any indemnity obligations of the Tag-Along Member under any Transfer document shall be several and not joint and several and, with respect to representations and warranties, shall not exceed the aggregate cash consideration received by the Tag-Along Member in connection with such transaction.

7.5. Unauthorized Transfers Void.  Any Transfer or purported Transfer of a Unit that is not permitted under this Article 7 shall be null and void ab initio and of no force or effect whatever.

ARTICLE 8
DISSOLUTION

8.1. Events of Dissolution.  The Company shall be dissolved on the earlier of the following events:

8.1.1 The determination of (a) the Board of Managers, or (b) all of the Members to dissolve the Company; or

8.1.2 As otherwise provided by the Act.

8.2. Application of Proceeds.  Upon dissolution of the Company, the Board of Managers shall wind up the business of the Company and the assets of the Company shall be distributed:

8.2.1 First, to pay the costs and expenses of the winding up, liquidation and termination of the Company;

8.2.2 Second, to creditors of the Company other than the Members, in the order of priority as provided by law;

8.2.3 Third, to any Member that is a creditor of the Company; and

8.2.4 Finally, to the Members in accordance with Section 5.4.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

Each Member represents and warrants to the other Member and the Company acknowledges the following:

9.1.

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Exhibit 10.2

Authorization; Noncontravention. (i) Such Member is duly authorized and free to enter into this Agreement and to perform its obligations hereunder; (ii) such Member’s execution hereof and performance hereunder does not and will not conflict with or violate the rights of any counterparties to any agreement; and (iii) this Agreement constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms.

9.2. Restricted Units. The Units (i) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, (ii) are issued in reliance upon federal and state exemptions for transactions not involving a public offering and (iii) cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act and (y) the provisions of this Agreement have been complied with.

9.3. Accredited Investor. Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units.

9.4. Investment. Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof.

9.5. Independent Review. Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company.

9.6. No Reliance. The determination of such Member to acquire Units has been made by such Member independent of the other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company that may have been made or given by any other Member or by any agent or employee of any other Member.

9.7. Member Knowledge. Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto.

ARTICLE 10
MISCELLANEOUS

10.1. Governing Law.  This Agreement, and the rights of the Members, the Managers and the Company hereunder, shall be governed and construed in accordance with the laws of the State of Nevada without giving effect to any choice of law or conflict of law provision or rule.

10.2. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by final and binding arbitration in the State of California in accordance with the JAMS Comprehensive Arbitration Rules & Procedures in effect on the date of the execution of this Agreement (the “JAMS Rules”); provided, however, that if the amount of the damages relating to a disputed indemnification claim is at issue in pending litigation with a third party, arbitration shall not be commenced until such amount is determined by a judgment or settlement agreement or if all parties agree to arbitration. Arbitration will be conducted by one arbitrator mutually selected by the parties to the dispute; provided, however, that if the parties to the dispute fail to mutually select the arbitrator within 10 business days after such dispute is submitted to arbitration, then either party to the dispute may request

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Exhibit 10.2

that JAMS select the arbitrator in accordance with the JAMS Rules. The parties agree to use commercially reasonable efforts to cause the arbitration hearing to be conducted within 60 days after the appointment of the arbitrator, and to use commercially reasonable efforts to cause the decision of the arbitrator to be furnished within 15 business days after the conclusion of the arbitration hearing. The arbitrator’s authority shall be confined to determining: (i) whether a party to the dispute is entitled to recover the contested damages (or a portion thereof), and the portion of the contested damages such party is entitled to recover; and (ii) whether such party is the prevailing party. The final decision of the arbitrator shall include the dollar amount of the award to such party, if any, and the findings of fact and conclusions of law on which it is based shall be furnished to the parties to the dispute in writing and shall constitute a conclusive determination of the issues in question, binding upon such parties. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof.

10.3. Amendment.  This Agreement may only be amended in writing by the Company and each party; provided that the Company may update Exhibit A without the consent of any party to reflect modifications required to be made thereto as a result of actions taken in accordance with this Agreement.

10.4. No Waiver.  No failure by any Member to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, agreement, term or condition.

10.5. Successors.  All of the terms of this Agreement are binding upon and inure to the benefit of and are enforceable by, the Members and their respective successors and assigns.

10.6. Notices.  All notices or other communications required under this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service requiring signed acknowledgment of delivery or mailed by registered or certified mail (return receipt requested) or sent via facsimile or electronic mail (with acknowledgment of complete transmission or receipt).  If sent by registered or certified mail, notice shall be deemed to have been received and effective five business days after mailing, and if by overnight mail, facsimile, electronic mail or personal delivery, one business day after being sent.  All notices shall be addressed to the parties at the addresses set forth in the Company’s books and records.

10.7. Severability.  To the extent that any provision of this Agreement may be deemed or determined to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not impair or affect any other provision, and this Agreement shall be interpreted so as to most fully give effect to its terms and still be valid and enforceable; provided however, that any provision altered pursuant to this Section 10.6 shall not result in a material adverse impairment of the rights or obligations of any Member.

10.8. Rules of Construction.

10.8.1 Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

10.8.2 The terms “herein,” “hereto,” “hereof,” “hereby,” and “hereunder,” and other terms of similar import, refer to this Agreement as a whole, and not to any section or other part hereof.  The term “include” and its forms shall be construed as if followed by the phrase “without limitation.

10.8.3 Reference to a person or entity includes its successors and permitted assigns.

10.8.4

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Exhibit 10.2

Each party acknowledges that this Agreement was jointly negotiated and drafted by the parties with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

10.9. Counterparts.  This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Members to one of such counterpart signature pages.  All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.  This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging (including PDF), electronic mail or facsimile, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

10.10. Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

10.11. References to this Agreement.  Numbered or lettered articles, sections, and subsections herein contained refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.

10.12. Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. It supersedes any prior agreement or understandings among them with respect to the subject matter hereof, including the JV Agreement, and it may not be modified or amended in any manner other than as set forth herein.

10.13. Assignment. No party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other parties, except that each party may assign, without the consent of the other parties, all or any of its rights hereunder in connection with a Transfer permitted under Article 7.  Any attempted assignment or delegation in violation hereof shall be void ab initio.

[SIGNATURE PAGE FOLLOWS]

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Exhibit 10.2

IN WITNESS WHEREOF, THE UNDERSIGNED MEMBERS HAVE EXECUTED THIS AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE DATE.  THE UNDERSIGNED ACKNOWLEDGE AND AGREE THAT SECTION 2.4 MODIFIES THE FIDUCIARY DUTIES OF THE MEMBERS AND THE MANAGERS UNDER THE ACT.  THE UNDERSIGNED ACKNOWLEDGE AND AGREE THAT BY EXECUTING AND DELIVERING THIS AGREEMENT THAT THE UNDERSIGNED EXPRESSLY CONSENT TO SUCH MODIFICATIONS.

MEMBERS:

INSIGHT ENGINEERING LLC

By:

Name: Lucas Foster

Title: Chief Executive Officer

HAWKEYE SYSTEMS, INC.

By:

Name: Corby Marshall

Title: Chief Executive Officer

4829-6315-3005, v. 5

Exhibit 10.2

Exhibit A

Member Name	Units	Percentage Interest
InSight Engineering LLC	1,000,000	50.0%
HawkEye Systems, Inc.	1,000,000	50.0%
TOTAL	2,000,000	100.0%

Total Units:  2,000,000

4829-6315-3005, v. 5